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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 17, 2005

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                                 Morgan Stanley
             (Exact name of registrant as specified in its charter)

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          Delaware                       1-11758              36-3145972
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
         incorporation)                                     Identification No.)

   1585 Broadway, New York, New York                     10036
    (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (212) 761-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.  Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

(d) On August 17, 2005, Morgan Stanley (the "Company") announced that each of Roy J. Bostock, Charles H. Noski and O. Griffith Sexton had been elected to the Company's Board of Directors. The elections are effective September 15, 2005. The size of the Company's Board of Directors was increased to fourteen in connection with the elections. Mr. Bostock and Mr. Sexton will serve in the class of directors whose terms expire in 2006. There will be five directors in that class. Mr. Noski will serve in the class of directors whose terms expire in 2008. There will be five directors in that class. As previously announced, the Company intends that, commencing with the Company's 2006 Annual Meeting of Shareholders, the entire Board of Directors will stand for election by shareholders each year. Mr. Bostock, Mr. Noski and Mr. Sexton have not been assigned to any committees of the Board of Directors.

Mr. Sexton currently serves as an advisory director of the Company. In connection with his service as an advisory director, the Company has provided Mr. Sexton with cash payments, medical and dental insurance, secretarial services and office space. Mr. Sexton received approximately $100,000 in cash payments from the Company in fiscal 2004 and has received approximately $66,700 in cash payments year-to-date in fiscal 2005. Commencing September 15, 2005, Mr. Sexton will continue to serve as an advisory director and will continue to receive Company-subsidized medical and dental insurance, secretarial services and office space, but will no longer receive any cash payments in connection with his advisory director services.

Mr. Bostock's son-in-law, Daniel Waters, is a member of FrontPoint Partners LLC. FrontPoint has sponsored a number of limited partnerships (the "FrontPoint Funds"). A Company subsidiary is prime broker for several FrontPoint Funds, and, from time to time, FrontPoint Funds transact other business with the Company's subsidiaries. Transactions are in the ordinary course of the Company's business and on substantially the same terms as comparable transactions with unrelated third parties. The FrontPoint Funds paid approximately $5.0 million in fiscal 2004 and approximately $4.8 million in fiscal 2005 (through July 31, 2005) in fees to the Company for such services.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                MORGAN STANLEY
                                                (Registrant)


                                                By:  /s/ RONALD T. CARMAN
                                                   ---------------------------
                                                   Name:   Ronald T. Carman
                                                   Title:  Assistant Secretary

Date: August 23, 2005